Exhibit (b)

                                 LOAN AGREEMENT

                            Dated as of June 21, 2000

                                      Among

                          MERIDIAN VENTURE GROUP, LLC,

                                    XXXXXXXX,
                       acting in its individual capacity,

                                       AND

                                    XXXXXXXX,
                                    as Agent

                                TABLE OF CONTENTS

Section                                                                     Page
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ARTICLE I     THE COMMITMENT
    1.01.     Commitment......................................................1
    1.02.     Limits on Commitment to Lend....................................1
    1.03.     Borrowing Procedure.............................................2
    1.04.     Commitment Termination Date.....................................2

ARTICLE II    THE NOTE; INTEREST
    2.01.     The Note........................................................2
    2.02.     Rate Tranches; Selection of Interest Periods....................3

ARTICLE III   PREPAYMENTS; LOAN MATURITY
    3.01.     Mandatory Prepayments...........................................4
    3.02.     Voluntary Prepayment............................................4
    3.03.     Loan Maturity...................................................4
    3.04.     Application of Payments.........................................4

ARTICLE IV    REPORTING COLLECTION PROCEDURES
    4.01.     Reporting by Manager............................................4
    4.02.     Collection Procedures...........................................4

ARTICLE V     PAYMENT PROCEDURES; FEES AND YIELD PROTECTION
    5.01.     Payments and Computations.......................................5
    5.02.     Interest on Overdue Amounts.....................................5
    5.03.     Fees............................................................5
    5.04.     Yield Protection................................................5
    5.05.     Funding Losses..................................................7
    5.06.     Taxes...........................................................7

ARTICLE VI    CONDITIONS PRECEDENT
    6.01.     Conditions Precedent to Initial Loan............................8
    6.02.     Conditions Precedent to All Loans..............................10

ARTICLE VII   REPRESENTATIONS AND WARRANTIES
    7.01.     Representations and Warranties of the Borrower.................11
    7.02.     Representations and Warranties of the Manager..................15

ARTICLE VIII  GENERAL COVENANTS OF BORROWER
    8.01.     Affirmative Covenants of the Borrower..........................15
    8.02.     Reporting Requirements of the Borrower.........................18


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Section                                                                     Page
-------                                                                     ----

    8.03.     Negative Covenants of the Borrower.............................20

ARTICLE IX    ADMINISTRATION AND COLLECTION
    9.01.     Rights of the Collateral Agent.................................22
    9.02.     Responsibilities of Borrower...................................22
    9.03.     Further Action Evidencing Security Interest....................23
    9.04.     Application of Obligors' Payments..............................24

ARTICLE X     INTERCREDITOR PROVISIONS
    10.01.    Intercreditor Agreement........................................24
    10.02.    Remedies.......................................................24
    10.03.    No Petition....................................................24

ARTICLE XI    EVENTS OF DEFAULT
    11.01.    Events of Default..............................................25
    11.02.    Remedies.......................................................26

ARTICLE XII   THE AGENT
    12.01.    Authorization and Action.......................................27
    12.02.    Agent's Reliance, Etc..........................................27
    12.03.    Agent and Affiliates...........................................28
    12.04.    Resignation....................................................28

ARTICLE XIII  ASSIGNMENTS BY BORROWER OR LENDER
    13.01.    Restrictions on Assignments....................................28
    13.02.    Documentation; Notice of Assignment............................29
    13.03.    Rights of Assignee.............................................29

ARTICLE XIV   INDEMNIFICATION
    14.01.    Indemnities by the Borrower....................................29
    14.02.    Indemnities by the Manager.....................................31

ARTICLE XV    MISCELLANEOUS
    15.01.    Amendments, Etc................................................32
    15.02.    Notices, Etc...................................................32
    15.03.    No Waiver; Remedies............................................32
    15.04.    Binding Effect; Survival.......................................32
    15.05.    Costs, Expenses and Taxes......................................33
    15.06.    Execution in Counterparts......................................33
    15.07.    Definitions; Other Terms.......................................33
    15.08.    Captions and Cross References..................................34


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Section                                                                     Page
-------                                                                     ----

    15.09.    Integration....................................................34
    15.10.    Governing Law..................................................34
    15.11.    Waiver Of Jury Trial...........................................34
    15.12.    Consent To Jurisdiction; Waiver Of Immunities..................34


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

                                    APPENDIX

APPENDIX A          Definitions

                                    SCHEDULES

Schedule 1.1        Pricing Schedule
Schedule 7.01(h)    Description of Borrower Material Adverse Changes
Schedule 7.01(i)    Description of Borrower Litigation
Schedule 7.01(m)    List of Offices of Borrower Where Records Are Kept
Schedule 15.02      Addresses for Notice

                                    EXHIBITS

Exhibit A           Form of Loan Request
Exhibit B           Form of Note
Exhibit C-1         Form of Quarterly Manager Report
Exhibit C-2         Form of Interim Manager Report
Exhibit D-1, D-2    Forms of Opinions of Counsel for Relevant Parties
Exhibit D-3         Form of Opinion of Counsel for Insurer


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

                                 LOAN AGREEMENT

      LOAN AGREEMENT, dated as of June 21, 2000 among MERIDIAN VENTURE GROUP, LLC, a Delaware limited liability company (the "Borrower"), XXXXXXXX, acting in its individual capacity (in such capacity, the "Lender"), and XXXXXXXX, as agent for the Lender (in such capacity, the "Agent"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   Background

      1. The Borrower has, and expects to have, Pool Units against which the Borrower intends to borrow from Lender. The Borrower has requested the Lender, and the Lender has agreed, subject to the terms and conditions contained in this Agreement, to make loans to the Borrower from time to time.

      2. The Lender has appointed XXXXXXXX as its agent to perform certain administrative duties for the Lender, including, among other things, the administration of the funding of such transactions and the making of certain determinations hereunder and in connection herewith.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                 THE COMMITMENT

      SECTION 1.01. Commitment. On the terms and subject to the conditions set forth in this Agreement (including Article VI), pursuant to Section 1.03, from time to time until the Commitment Termination Date the Lender agrees to make loans to the Borrower on a revolving basis upon request by the Borrower. The initial loan hereunder and each subsequent loan is herein called a "Loan". The Lender's obligation to lend hereunder is herein called the "Commitment".

      SECTION 1.02. Limits on Commitment to Lend. Under no circumstances shall the Lender make any Loans to the extent that, after giving effect to such loans the Outstanding Balance would exceed the Commitment Amount.

      SECTION 1.03. Borrowing Procedure. (a) Each Loan shall be made upon written request from the Borrower to the Lender and the Agent and countersigned by the Insurer, substantially in the form of Exhibit A (a "Loan Request"), received by the Agent not later than 11:00 a.m. (New York City time) on the third Business Day preceding the date of such proposed Loan. Each such request shall specify the desired amount and date of such Loan; provided, however, that the minimum principal amount of any Loan during the first three months following the effectiveness of this Agreement, shall not be less than $1,000,000 and thereafter until the Scheduled Commitment Termination Date such minimum principal amount shall not be less than $2,000,000. No more than two Loans may be requested in a single calendar month, and no more than twelve Loans may be requested during the term of this Agreement.

      (b) The amount of each Loan shall be equal to the lesser of (x) the amount proposed by the Borrower pursuant to Section 1.03(a) and (y) the maximum amount permitted under Section 1.02.

      (c) Funding of Loans. On the date of each Loan, the Lender shall, upon satisfaction of the applicable conditions set forth in Article VI, make available to the Agent in same day funds, at its office at XXXXXXXX, the amount of the requested Loan (determined pursuant to Section 1.03(b)) and after receipt by the Agent of such funds, the Agent will initiate a wire transfer to make such funds immediately available to the Borrower at such account as the Borrower shall have specified in writing to the Agent prior to or concurrently with its submission of the related Loan Request.

      SECTION 1.04. Commitment Termination Date. The "Commitment Termination Date" shall be the earlier to occur of (i) June 21, 2001 (herein, as the same may be extended, called the "Scheduled Commitment Termination Date"), and (ii) the date of termination of the Commitment pursuant to Section 11.02.

                                   ARTICLE II

                               THE NOTE; INTEREST

      SECTION 2.01. The Note. The Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B (herein, together with any promissory note given in extension, renewal, replacement, or substitution thereof or therefor, called the "Note"), with appropriate insertions, dated the date of the initial Loan (or such other date prior thereto as shall be satisfactory to the Lender), payable to the order of the Lender on or before the Termination Date in the principal amount of $30,000,000, or if less, in the aggregate unpaid principal amount of all Loans. The date and amount of each Loan and of each repayment of principal thereon received by the Lender shall be recorded by the Lender in its records or, at its option, on the schedule attached to the Note. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. The failure to so record any such amount or any error in so recording any such amount shall not however limit or otherwise affect the obligation of the Borrower hereunder or under the Note to repay the principal amount of any Loan together with all interest accruing thereon.

      SECTION 2.02. Rate Tranches; Selection of Interest Periods.

      (a) From time to time, for purposes of determining the Interest Periods applicable to different portions of the Loan, and of calculating the Earned Interest with respect thereto, the Agent shall (subject to subsection (c) below) allocate the Loans to one or more tranches (each a "Rate Tranche"), each representing a portion of the Outstanding Balance.

      (b) On each day in an Interest Period for a Rate Tranche, such Rate Tranche will earn interest equal to the Earned Interest for such day and tranche, and the Borrower shall pay to the Agent (for the account of the Lender) such Earned Interest in arrears on each Payment Date; provided that if any portion of such Rate Tranche is prepaid on any day other than the last day of such Interest Period, then Earned Interest with respect to the principal amount prepaid shall be payable concurrently with such prepayment.

      (c) Subject to the requirements of the definition of Interest Period, the Agent shall select the duration of the initial and each subsequent Interest Period for each Rate Tranche in its discretion; provided that, so long as no Event of Default shall have occurred and be continuing, the Agent shall use reasonable efforts, taking into account market conditions, to accommodate the Borrower's preferences.

      (d) From time to time the Agent shall notify the Borrower of the number of Rate Tranches, the portion of the Outstanding Balance allocated to each Rate Tranche, the Interest Rate for such Rate Tranche and the duration of the current Interest Period selected by it for each Rate Tranche.

      (e) The Lender may, if it so elects, fulfill its commitment as to any Loan by causing a foreign branch or affiliate of the Lender or a participant to make such Loan; provided that in such event, for the purposes of this Agreement, such Loan shall be deemed to have been made by the Lender, and the obligation of the Borrower to repay such Loan shall nevertheless be to the Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

      (f) The Lender shall be entitled to fund, and maintain its funding, of any part of the Loans in any manner it sees fit. It is understood, however, that for purposes of this Agreement, all determinations shall be made as if the Lender had actually funded and maintained each Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period.

                                   ARTICLE III

                           PREPAYMENTS; LOAN MATURITY

      SECTION 3.01. Mandatory Prepayments. On each Payment Date, in each case after the Scheduled Commitment Termination Date, the Borrower shall make an installment


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

payment on the Outstanding Balance. Such installment payment shall equal to one twentieth of the Outstanding Balance in effect on the Scheduled Commitment Termination Date.

      SECTION 3.02. Voluntary Prepayment. Subject to Section 5.05, the Borrower may voluntarily prepay any Loan (or any portion thereof) on any Payment Date (to the extent funds are available for such purpose pursuant to Article VIII of the Intercreditor Agreement) upon three Business Days' prior written notice to the Agent; provided that such prepayments shall be applied to the remaining installments specified in Section 3.01 in inverse order of maturity.

      SECTION 3.03. Loan Maturity. The Borrower agrees to repay the outstanding principal amount of all Loans (together with all accrued and unpaid interest thereon) on or before the Termination Date.

      SECTION 3.04. Application of Payments. On each Payment Date, the Borrower shall cause funds on deposit in the Collection Account to be distributed for the purposes and in the order of priority set forth in Article VIII of the Intercreditor Agreement.

                                   ARTICLE IV

                         REPORTING COLLECTION PROCEDURES

      SECTION 4.01. Reporting by Manager. The Borrower shall cause the Manager to prepare and forward to the Agent and the Insurer a Manager Report at each of the times required by the Management Agreement.

      SECTION 4.02. Collection Procedures. The Borrower and the Manager shall instruct each Obligor to make payments in respect of its Contract to the Collection Account pursuant to the Intercreditor Agreement. Funds deposited in the Collection Account shall be applied for the purposes and in the order of priority set forth in Article VIII of the Intercreditor Agreement.

                                    ARTICLE V

                  PAYMENT PROCEDURES; FEES AND YIELD PROTECTION

      SECTION 5.01. Payments and Computations. (a) For all amounts to be paid or deposited by the Borrower to or for the account of the Lender or the Agent, Borrower shall make payment or deposit in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds to such account (the "Agent's Account") as the Agent may designate at its office at XXXXXXXX or at XXXXXX in New York City as the Agent may designate. Each such payment or deposit shall be accompanied by electronic advice reading "Meridian Venture Group, LLC Loan Agreement."

      (b) All computations of interest, funding losses, and any fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

      SECTION 5.02. Interest on Overdue Amounts. The Borrower shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Alternate Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

      SECTION 5.03. Fees. The Borrower shall pay to the Agent for the account of the Lender a commitment fee for the period from and including the date hereof through but excluding the Commitment Termination Date at a rate of XXXX% per annum on the daily average of the unused amount of the Lender's Commitment. Such commitment fee shall be payable in arrears on each Payment Date and on the Commitment Termination Date for any period then ending for which such commitment fee shall not have been paid.

      SECTION 5.04. Yield Protection. (a) If (i) Regulation D or (ii) any Regulatory Change occurring after the date hereof

            (A) shall subject an Affected Party to any tax, duty or other charge with respect to the Loan or any portion thereof, or any obligations or right to make Loans or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any of the Outstanding Balances or Earned Interest, owed to or funded by it or any other amounts due under this Agreement in respect of the Loan or any portion thereof or its obligations or rights, if any, to make Loans or to provide funding therefor (except for Excluded Taxes); or

            (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Interest), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

            (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

            (D) shall impose any other condition affecting the Loan or any portion thereof owned or funded by any Affected Party, or its obligations or rights, if any, to make Loans or to provide funding therefor; or

            (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or any successor thereto) assesses, deposit insurance premiums or similar charges, or shall impose on any Affected Party a requirement to maintain deposit insurance;

and the result of any of the foregoing is or would be

            (x) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) the Agent or the Lender for continuing its relationship with the Borrower.

            (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or any other Transaction Document with respect thereto, or

            (z) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand, in reasonable detail), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

      (b) Each Affected Party will promptly notify the Borrower and the Agent of any event of which it has knowledge which occurs after the date hereof and will entitle such Affected Party to compensation pursuant to this Section 5.04; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation. Each Affected Party shall take such reasonable actions as are within its control in order to avoid or mitigate the imposition of additional amounts for which recovery may be sought under Section 5.04 so long as such actions do not incur additional costs or adverse consequences to the Affected Party (as determined by it).

      (c) In determining any amount provided for or referred to in this Section 5.04, an Affected Party may use any reasonable averaging and attribution methods that it (in its sole discretion) shall deem applicable. Any Affected Party when making a claim under this Section 5.04 shall submit to the Borrower a statement as to such increased cost or reduced return

(including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

      SECTION 5.05. Funding Losses. The Borrower hereby agrees that it shall reimburse the Lender within 10 days after demand for any loss or expense which the Lender may sustain or incur, as determined by the Agent, as a result of (a) any payment or prepayment of any Loan on a date other than a Payment Date, or
(b) any failure of the Borrower to borrow any Loans on a date and in an amount specified therefor in a notice of borrowing; provided that the Lender shall have delivered to the Borrower and the Agent a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

      SECTION 5.06. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any taxes (other than Excluded Taxes); provided that if the Borrower shall be required to deduct any taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or the Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

      (b) The Borrower shall indemnify the Agent and the Lender for the full amount of any taxes (other than Excluded Taxes) paid by the Agent or the Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Agent or the Lender shall, in the absence of manifest error, be conclusive and binding on the Borrower. The Agent and the Lender shall take such reasonable actions as are within its control in order to avoid or mitigate the imposition of taxes for which recovery may be sought under this Section 5.06 so long as such actions do not cause it to incur additional costs or adverse consequences (as determined by it).

      (c) Without in any way affecting the obligation of the Borrower under
Section 5.06(a) to pay any increased amount on account of indemnified taxes, the Lender (if organized under the laws of a jurisdiction outside the United States), on or prior to the date of its execution and delivery of this Agreement or on the date of the assignment pursuant to which it becomes the Lender, as the case may be, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      SECTION 6.01. Conditions Precedent to Initial Loan. The initial Loan hereunder is subject to the condition precedent that the Agent shall have received, on or before the date of such Loan, the following, each (unless otherwise indicated) dated (or dated as of) such date and in form and substance satisfactory to the Agent:

            (a) This Agreement, duly executed by authorized officers of the Borrower.

            (b) The Note, duly executed by an authorized officer of the Borrower.

            (c) The forms of the Contract Transfer Documents, duly certified by a duly authorized officer of the Manager, together with evidence satisfactory to the Agent that all conditions precedent to the initial purchase of CP Units thereunder have been satisfied and that all approvals or consents of Amgen or Centocor required in connection therewith have been obtained.

            (d) The Surety Bond duly executed by a duly authorized officer of the Insurer, and evidence satisfactory to the Agent that all conditions precedent to such issuance shall have been satisfied (without giving effect to any waiver thereof).

            (e) The Insurance Agreement duly executed by a duly authorized officer of the Borrower.

            (f) The Intercreditor Agreement and the Letter Agreement, duly executed by duly authorized officers of the parties thereto, together with evidence that the accounts required to be established thereunder have been established.

            (g) The Management Agreement and the Contribution Agreement duly executed by duly authorized officers of the parties thereto.

            (h) Copies of the resolutions of the Board of Directors or governing body, as applicable, of each of the Relevant Parties, in each case approving the Transaction Documents to which it is a party and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of such Person.

            (i) Good standing certificates for each of the Relevant Parties issued by such jurisdictions as the Agent shall reasonably require and dated as of a recent date acceptable to the Agent.

            (j) A certificate of the Secretary or an Assistant Secretary of each of the Relevant Parties, certifying the names and true signatures of the officers authorized on its behalf to sign the Transaction Documents to which it is a party (on which certificate the Agent and the Lender may conclusively rely until such time as the Agent shall receive from the Borrower a revised certificate meeting the requirements of this subsection (j)).

            (k) The Articles of Incorporation or organizational documents, as applicable, of each of the Relevant Parties, in each case duly certified by the Secretary of State of such Person's home jurisdiction, as of a recent date acceptable to Agent, together with a copy of the Bylaws of such Person, duly certified by the Secretary or an Assistant Secretary of such Person.

            (l) Acknowledgment copies of proper Financing Statements (Form UCC-1), filed on or prior to the date of the initial Loan, naming the Borrower or Parent (as applicable) as the debtor and the Collateral Agent as the secured party or assignee of the Secured Party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the interests granted to the Collateral Agent under the Intercreditor Agreement hereof.

            (m) A search report or reports provided in writing to the Agent by Lexis Document Services, as of a recent date (or dates) acceptable to the Agent, listing all effective financing statements that name the Borrower, the Manager, Capital or the Parent as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (l) above and in such other jurisdictions that Agent shall reasonably request, together with copies of such financing statements (none of which shall cover any CP Units or Contracts or interests therein or Collections or proceeds of any thereof).

            (n) A favorable opinion of counsel for the Relevant Parties, in substantially the forms of Exhibit D-1.

            (o) A favorable opinion of counsel for the Borrower, in substantially the form of Exhibit D-2 that the Borrower shall not be consolidated with the Parent or the Manager for bankruptcy purposes.

            (p) A favorable opinion of counsel for the Insurer, substantially in the form of Exhibit D-3.

            (q) Such Manager Reports and Loan Requests as are required under Sections 6.02(d) and 6.02(e).

            (r) Evidence that (i) the paid in capital of the Borrower is not less than $4,000,000 (after giving effect to payments to be made by the Borrower on such date) and is in a form acceptable to the Agent, (ii) the Borrower has no liabilities other than deferred organizational costs, payables relating to the Transaction Documents and contingent obligations to purchase contracts, and (iii) Constance Harrison Meyer and David B. Schmickel have executed and delivered employment agreements in the form required by the Insurance Agreement.

            (s) Evidence that (i) the Parent owns (directly or indirectly) 100% of the outstanding capital of the Borrower, and (ii) that the Parent has obtained all requisite approvals and authorizations for such an investment in Borrower.

            (t) The financial statements described in Section 7.01(h) hereof and
      Section 6(h) of the Management Agreement, which financial statements shall be satisfactory to the Agent and shall show the Borrower to be in compliance with Sections 8.03(g), 8.03 (h) and 8.03(i).

            (u) Evidence that the Borrower has obtained the insurance required to be maintained by it pursuant to Section 8.01(i).

            (v) Such other agreements, instruments, certificates, opinions and other documents as the Agent may reasonably request.

      SECTION 6.02. Conditions Precedent to All Loans. Each Loan (including the initial Loan) hereunder shall be subject to the further conditions precedent that on the date of such Loan the following statements shall be true (and the Borrower by accepting the amount of such Loan shall be deemed to have certified that):

            (a) The representations and warranties contained in Sections 7.01 and 7.02 are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day,

            (b) No event has occurred and is continuing, or would result from any such Loan, that constitutes an Event of Default or Unmatured Event of Default,

            (c) The Commitment Termination Date shall not have occurred,

            (d) The Agent shall have received the Quarterly Manager Report with respect to the most recent Quarter End Date and, if the Agent shall so request, an Interim Manager Report,

            (e) The Agent shall have received a Loan Request with respect to such Loan in accordance with Section 1.03, executed by the Borrower and the Insurer,

            (f) The Parent shall have contributed to the Borrower, simultaneously to the funding of such Loan, an amount (in cash or in the form of Eligible CP Units) such that Net Worth of the Borrower shall not be less than the Required Equity Amount (after giving effect to such Loan), and

            (g) No event or circumstance shall be continuing that can reasonably be expected to cause a Material Adverse Effect.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      SECTION 7.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Organization and Good Standing. The Borrower has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Collateral.

            (b) Due Qualification. The Borrower is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.

            (c) Power and Authority; Due Authorization. The Borrower (i) has all necessary power, authority and legal right to execute and deliver the Transaction Documents to which it is a party, to carry out the terms of the Transaction Documents to which it is a party and to borrow Loans and grant Liens on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of the Transaction Documents to which it is a party on the terms and conditions herein provided.

            (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by the Borrower when duly executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) No Violation. The execution, delivery and performance by the Borrower of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Borrower, or any indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of the Borrower's properties pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement, or (iii) violate any law or any order, rule, or regulation applicable to the Borrower of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Borrower or any of its properties.

            (f) No Proceedings. There are no proceedings or investigations pending, or threatened in writing, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality
      (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document, (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect, or (iv) asserting that the Borrower or any of its assets or properties are not in compliance with any applicable requirement of law.

            (g) Government Approvals. No consent, authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of any Transaction Document to which it is a party, except for the filing of the UCC Financing Statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly made and shall be in full force and effect.

            (h) Financial Condition. (x) The pro forma balance sheet and income statement and cash flow statements of the Borrower as of the date of the first Loan hereunder, which have been furnished to the Agent prior to the date of such Loan, are complete and correct and fairly present the financial condition, business, business prospects and operations of the Borrower as at such date in accordance with GAAP consistently applied, and
      (y) since such date there has been no material adverse change in any such condition, business, business prospects or operations except as described in Schedule 7.01(h).

            (i) Litigation. No injunction, decree or other decision has been issued or made by any court, governmental agency or instrumentality thereof that prevents, and no threat by any person has been made to attempt to obtain any such decision that would prevent, the Borrower from conducting a significant part of its business operations, except as described in Schedule 7.01(i).

            (j) Use of Funds. The use of all funds obtained by the Borrower under this Agreement will not (i) conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) be for any purpose other than (A) acquisition of CP Units and (B) payment of related costs and expenses and organizational costs and expenses; provided that the amount applied pursuant to this clause (B) shall not exceed $500,000.

            (k) Collateral; Collateral Security. The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any of the Collateral to any Person other than the Collateral Agent, and immediately prior to the pledge of such Collateral, the Borrower was the sole owner of the Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens that have been released or are to be released simultaneously with the Liens granted in favor of the Collateral Agent hereunder. The Collateral Agent holds a valid, perfected security interest in all right, title and interest of the Borrower in, to and under the Collateral, free and clear of all other Liens, to secure all obligations of the Borrower to the Secured Parties under the Transaction Documents.

            (l) Accurate Reports. No Manager Report or other information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower to the Agent or the Lender in connection with the Transaction Documents was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Agent or the Lender, as the case may be, at such time) as of the date so furnished, or contained or will contain any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

            (m) Offices. The chief place of business and chief executive office of the Borrower are located at the address of the Borrower referred to in
      Section 15.02, and the offices where the Borrower keeps all its books, records and documents evidencing or included in the Collateral are located at the addresses specified in Schedule 7.01(m) (or at such other locations, notified to the Collateral Agent and the Agent in accordance with Section 8.01(f), in jurisdictions where all action required by
      Section 9.05 has been taken and completed).

            (n) Collection Procedures. Section 4.02 accurately describes the manner in which payments on the Contracts are collected, and there has been no change in such procedures (except as the Collateral Agent and the Agent shall have otherwise agreed in accordance with Section 8.03(d)).

            (o) Eligible Contracts and CP Units. Each Contract or CP Unit included in the Pool Balance as an Eligible Contract or Eligible CP Unit on the date of any Manager Report or any Loan shall be an Eligible Contract or Eligible CP Unit (as applicable) on such date.

            (p) Servicing Programs. Any and all programs used by the Borrower in the servicing of the CP Unit Pool are owned by it and not leased or licensed, except for programs readily available to the Collateral Agent over the counter at a reasonable cost. No license or approval is required for the Collateral Agent's use of any program used by the Manager in the administration of the CP Units, other than those which have been obtained and are in full force and effect.

            (q) Borrower Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Loan, the fair value of the Contracts of the Borrower is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Borrower in accordance with GAAP) of the Borrower and the Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets. Borrower is not transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

            (r) Ownership Interests Pari Passu. The ownership interests of the Borrower in the Contracts are at least pari passu with the interests of other holders in the Rights Agreements.

            (s) Investment Company. The Borrower is not an "investment company," or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (t) Incorporated Provisions. Each of the representations and warranties of the Borrower set forth in the Insurance Agreement or any of the other Transaction Documents is hereby incorporated by reference, and is and will be true and correct as of the date hereof and the date of each Loan.

      SECTION 7.02. Representations and Warranties of the Manager. As provided for in the Management Agreement, the representations and warranties of the Manager are required to be true and correct as of the date hereof and on the date of each Loan.

                                  ARTICLE VIII

                          GENERAL COVENANTS OF BORROWER

      SECTION 8.01. Affirmative Covenants of the Borrower. From the date hereof until the Final Pay Out Date, the Borrower will, unless the Agent shall otherwise consent in writing:

            (a) Compliance with Laws, Etc. Comply in all material respects with all laws, rules, regulations and orders applicable to the Borrower, including those with respect to the Contract Transfer Documents and the other Collateral.

            (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

            (c) Audits. (i) At any time and from time to time during regular business hours, permit the Agent and the Collateral Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower relating to the Collateral, including, without limitation, the related contracts and other agreements, and (B) to visit the offices and properties of the Borrower for the purpose of examining such materials described in clause (i)(A) next above, and to discuss matters relating to the Collateral or the Borrower's performance hereunder with any of the officers or employees of the Borrower having knowledge of such matters; and (ii) without limiting the provisions of clause (i) next above, from time to time on request of the Agent or the Collateral Agent, permit certified public accountants or other auditors acceptable to the Agent or the Collateral Agent, as applicable, to conduct, at the Borrower's expense, a review of the Borrower's books and records; provided that if no Event of Default has occurred or is continuing then the Agent shall conduct such a review no more than once per calendar year; and (vii) within 30 days after the first day on which the Outstanding Balance is equal to or greater than $10,000,000 (and each higher integral multiple thereof), the Borrower shall cause an audit to be performed (at the expense of the Borrower) by a third party, acceptable to the Agent and the Insurer, that reconciles the amounts received by the Borrower under the Contracts to the Manager Reports and reports delivered by the Obligors to the Borrower referred to in Section 8.02(c).

            (d) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Units (including, without limitation, records adequate to permit the daily identification of each new Pool Unit and all Collections of and adjustments to each existing Pool
      Unit).

            (e) Performance and Compliance with CP Units and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts and other agreements included in the Collateral.

            (f) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Collateral, at the address(es) of the Borrower referred to in Section 7.01(m) or, upon 30 days' prior written notice to the Agent and the Collateral Agent, at such other locations in jurisdictions where all action required by Section 9.05 shall have been taken and completed.

            (g) Collections. Instruct all Obligors to cause all Collections of Pool Units to be deposited to the Collection Account.

            (h) Delivery of Documentation. Within 5 Business Days of the Borrower's acquisition of each Contract, cause such Contract and the Required Documents with respect thereto to be delivered to the Collateral Agent.

            (i) Insurance. Maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by Persons similarly situated, which insurance shall include fidelity bond insurance of not less than $2,000,000.

            (j) Separate Corporate Existence of the Borrower. The Borrower hereby acknowledges that the Lender is entering into the transactions contemplated by this Agreement in reliance upon the Borrower's identity as a legal entity separate from the other Relevant Parties. Therefore, from and after the date hereof, the Borrower shall take all reasonable steps to continue the Borrower's identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Parent, the Manager and any other Person, and is not a division of the Parent, the Manager or any other Person. Without limiting the generality of the foregoing, the Borrower shall take such actions, as shall be required in order that:

                  (i) The Borrower will be a limited liability company whose primary activities are restricted by its organizational documents to entering into this Agreement and the other Transaction Documents, and conducting such other activities as it deems necessary or appropriate to carry out the activities referred to in this clause
            (l).

                  (ii) Any employee, consultant or agent of the Borrower will be compensated from funds of Borrower for services provided to the Borrower. The Borrower will engage no agents other than a Manager for the Contracts pursuant hereto, which Manager will be fully compensated for its services to Borrower by payment of the fee referred to in the Management Agreement.

                  (iii) The Borrower will contract with the Manager to perform all operations required on a daily basis to service its Contracts. To the extent, if any, that the Borrower and the Parent or the Manager (or any other Affiliate thereof) share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that the Parent shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other up-front fees.

                  (iv) The Borrower's operating expenses will not be the
            responsibility of the Parent, the Manager or any other Affiliate thereof.

                  (v) The Borrower will have its own separate stationery.

                  (vi) The Borrower's books and records will be maintained
            separately from those of the Parent, the Manager and any other Affiliate thereof.

                  (vii) All audited financial statements of the Parent, the
            Manager or any Affiliate thereof that are consolidated to include the Borrower will contain, to the extent required by GAAP, detailed notes clearly stating that (A) all of the Borrower's assets are owned by the Borrower, and (B) the Borrower is a separate legal entity with creditors who have received ownership and/or security interests in the Borrower's assets.

                  (viii) The Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of the Parent, the Manager or any Affiliate thereof.

                  (ix) The Borrower will strictly observe corporate formalities in its dealings with the Parent, the Manager or any Affiliate thereof, including, without limitation, separate books and records, separate officers and separate meetings of the Board of Directors, and funds or other assets of the Borrower will not be commingled with those of the Parent, the Manager or any Affiliate thereof. The Borrower shall not maintain joint bank accounts or other depository accounts to which the Parent, the Manager or any Affiliate thereof has independent access (other than as provided in this Agreement and the Management Agreement). None of the Borrower's funds will at any time be pooled with any funds of the Parent, the Manager or any Affiliate thereof.

                  (x) The Borrower shall pay to the Parent (or any Affiliate thereof) the marginal increase in (or, in the absence of such increase, the market amount of its portion of) the premium payable with respect to any insurance policy that covers the Borrower and the Parent (or any Affiliate thereof), but the Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to the Parent (or any Affiliate thereof).

                  (xi) The Borrower will maintain arm's-length relationships with the Parent, the Manager and any Affiliate thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at market rates for such services it renders or otherwise furnishes to the Borrower except as otherwise provided in this Agreement or the Management Agreement. Except as contemplated in the Transaction Documents, the Borrower will not be and will not hold itself out to be responsible for the debts of the Parent or any Affiliate thereof or the decisions or actions respecting the daily business and affairs of the Parent or any Affiliate thereof; and none of the Parent or any Affiliate thereof will hold itself out to be responsible for the debts of the Borrower or the decisions or actions respecting the daily business and affairs of the Borrower.

      SECTION 8.02. Reporting Requirements of the Borrower. From the date hereof until the Final Pay Out Date, unless the Agent shall otherwise consent in writing, the Borrower will furnish (or cause the Persons described below to furnish) to the Agent:

            (a) Quarterly Financial Statements. As soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Borrower, copies of the consolidated financial statements of the Borrower, prepared in conformity with GAAP, duly certified by the chief financial officer of the Borrower, together with a certificate of such officer of the Borrower showing compliance with
      Section 8.03.

            (b) Annual Financial Statements. As soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, copies of the financial statements of the Borrower prepared on a consolidated basis, in each case in conformity with GAAP, and duly certified by XXXXX or other independent certified public accountants of recognized standing selected by the Borrower, together with a certificate of such officer of the Borrower showing compliance with Section 8.03.

            (c) Reports from Obligors. Copies of any reports the Borrower receives from the Obligors, including, without limitation, the reports to be delivered to the Borrower as a "Payment Recipient" pursuant to Sections 3.06(a) and 3.08 of the Centocor Partnership Purchase Agreement and Sections 3.05(a) and 3.08 of the Amgen Partnership Purchase Agreement.

            (d) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in
      Article IV of ERISA which the Borrower files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower receives from the Pension Benefit Guaranty Corporation;

            (e) Events of Default. As soon as possible and in any event within 2 Business Days after the occurrence of each Event of Default and each Unmatured Event of Default, a written statement of the president, chief financial officer or chief accounting officer of the Borrower setting forth details of such Event and the action that the Borrower proposes to take with respect thereto;

            (f) Litigation. As soon as possible and in any event within 2 Business Days of the Borrower's knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which could have a Material Adverse Effect, (ii) any material adverse development in previously disclosed litigation, if such development would cause such prior disclosure to be materially misleading in the light of current facts, and (iii) any judgment in excess of $1,000,000 that is entered against any Relevant Party in any litigation whether or not such litigation has been previously disclosed to the Agent;

            (g) Change in Business. As soon as possible and in any event within 30 days prior to any such change, notice of any material change in the character of the Borrower's business;

            (h) Insurance Agreement. Concurrently with the delivery thereof to the Insurer, copies of all items required to be delivered to the Insurer pursuant to Section 4.2 of the Insurance Agreement;

            (i) Tender Offer. No less than 10 Business Days prior to the initiation of a tender offer for CP Units, written notice thereof together with the offering documents, opinions and other documents relating thereto; and prior to the initiation of such tender offer, an opinion of counsel in form and substance reasonably satisfactory to the Agent and the Lender to the effect that such offer complies with all applicable securities laws and addressing such other matters as the Agent shall reasonably require (which opinion shall permit reliance thereon by the Lender, the Agent and their successors, assigns and participants); and

            (j) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the transactions contemplated by the Transaction Documents or the condition or operations, financial or otherwise, of the Borrower or the Relevant Parties as the Agent, the Collateral Agent or the Insurer may from time to time reasonably request.

      SECTION 8.03. Negative Covenants of the Borrower. From the date hereof until the Final Pay Out Date, the Borrower will not, without the prior written consent of the Agent:

            (a) Liens, Etc. Except as otherwise provided herein or Section 4.7 of the Intercreditor Agreement, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Collateral or any of the Borrower's other assets or any interest therein, or any account to which any Collections are sent, or any right to receive income from or in respect of any of the foregoing.

            (b) Extension or Amendment of Collateral. Except as otherwise permitted in the Management Agreement, extend, amend, waive or otherwise modify the terms of any Collateral (including without limitation the Contracts, the CP Units and the Management Agreement) or terminate any Collateral.

            (c) Change in Business. Make any change in the character of its business without prior notice to, and the prior approval of, the Agent.

            (d) Change in Payment Instructions to Obligors. Change the collection procedures in respect of the Contracts from those described in
      Section 4.02 unless the Collateral Agent and the Agent shall have otherwise agreed.

            (e) Deposits to Collection Account. Deposit or otherwise credit, or cause or permit to be deposited or credited, to the Collection Account cash or cash proceeds other than Collections of Pool Units.

            (f) Mergers, Acquisitions, Sales, etc. Be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person; or, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Contracts, CP Units or any interest therein (other than pursuant hereto); or acquire any Subsidiary or any other ownership interest or investment in any other Person.

            (g) Minimum Net Worth. At any time after the funding of the first Loan and prior to the Commitment Termination Date, permit the Borrower's Net Worth to be less than the greater of (x) $4,000,000 and (y) 25% of the Outstanding Balance.

            (h) Cash Flow Coverage. Permit, for any Fiscal Quarter, (i) CPU Cash Flow for all CP Units to be less than Q, where Q equals $2,250,000 times P divided by $30,000,000; P being the maximum amount of Loans outstanding at any time during such Fiscal Quarter; or (ii) CPU Cash Flow for each CP Unit during any Fiscal Quarter to be less than $4,000 (in the case of Centocor Class A Payment Rights), $8,000 (in the case of Centocor Class C Payment Rights) or $14,000 (in the case of Amgen Payment Rights).

            (i) Cash Flow Ratio. Permit the ratio of (i) CPU Cash Flow to (ii) Cash Uses, in respect of any Fiscal Quarter, to be less than 1.05 to 1.0.

            (j) Payment Rights Purchases. Purchase any Centocor Payment Right if such purchase would cause the Average ReoPro Price Per A Unit to exceed $250,000 or the Average ReoPro Price Per C Unit to exceed $470,000 or the aggregate amount paid by the Borrower to purchase Centocor Payment Rights to exceed $12,000,000; or purchase any Amgen Payment Right if such purchase would cause the Average Neupogen Price Per A Unit to exceed $325,000 or the Average Neupogen Price Per B Unit to exceed $6,300,000; or permit the ratio of (x) the total amount paid by the Borrower to purchase Centocor Payment Rights divided by (y) the total amount paid by the Borrower to purchase CP Units to exceed 30 percent.

            (k) Incurrence of Indebtedness. Incur or permit to exist any indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except indebtedness arising under the Insurance Agreement or any other Transaction Document.

            (l) Restricted Payments. Purchase or redeem any capital of the Borrower, declare or pay any dividends thereon (other than stock dividends), make any distribution to members or set aside any funds for any such purpose, or prepay, purchase or redeem any subordinated indebtedness of the Borrower except dividends and distributions funded with amounts received by the Borrower from the Collection Account in accordance with Article VIII of the Intercreditor Agreement and otherwise as expressly permitted by the other provisions of the Transaction Documents.

            (m) Guaranties, Loan or Advances. Not become a guarantor or surety of, or otherwise become responsible in any manner with respect to, any undertaking of any other Person or make or permit to exist any loans or advances to any other Person, except for the endorsement, in the ordinary course of business, of instruments payable to it or its order.

            (n) Lines of Business. Engage in any other business activities other than the acquisition of Contracts, pledging such Contracts hereunder, and other activities relating to the foregoing to the extent permitted by the Certificate of Incorporation and Bylaws of the Borrower, in each case, as in effect on the date hereof, or as amended with the prior written consent of the Agent.

            (o) Prohibited Effect. Amend, waive or modify any Transaction Document (or permit any Transaction Document to be amended, waived or modified) if such amendment, waiver or modification would give rise to a Prohibited Effect.

                                   ARTICLE IX

                          ADMINISTRATION AND COLLECTION

      SECTION 9.01. Rights of the Collateral Agent. (a) Notice to Obligors. At any time when an Event of Default (or an Unmatured Event of Default pursuant to Section 11.01(e) or 11.01(g)) shall have occurred and be continuing, the Collateral Agent may notify the Obligors of Pool Units, or any of them, of the interests in the Collateral held by the Collateral Agent.

      (b) Authorization and Power of Attorney. The Borrower hereby authorizes the Collateral Agent and hereby appoints the Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest and is irrevocable), from time to time, to take any and all steps in the Borrower's name and on behalf of the Borrower and the Secured Parties which are necessary or desirable, in the determination of the Collateral Agent or the Controlling Party, to collect all amounts due under any and all Pool Units, including, without limitation, endorsing the Borrower's name on checks and other instruments representing Collections and enforcing agreements included in the Collateral.

      SECTION 9.02. Responsibilities of Borrower. Anything herein to the contrary notwithstanding:

            (a) The Borrower shall perform all of its obligations under the Contracts included in the Collateral and under the other agreements related to the Collateral to the same extent as if the Loan had not been extended hereunder and the exercise by any Secured Party of its rights hereunder shall not relieve the Borrower from such obligations.

            (b) No Secured Party shall have any obligation or liability with respect to any Collateral or any related agreements, nor shall any of them be obligated to perform any of the obligations of the Borrower thereunder.

      SECTION 9.03. Further Action Evidencing Security Interest. (a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Collateral Agent may reasonably request in order to perfect, protect or more fully evidence the interests of the Secured Parties under the Intercreditor Agreement, or to enable the Secured Parties to exercise or enforce any of their respective rights hereunder or under the other Transaction Documents. Without limiting the generality of the foregoing, the Borrower will:

            (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

            (ii) attach conspicuously to each Contract a legend, acceptable to the Secured Parties, evidencing the interests of the Collateral Agent under the Intercreditor Agreement.

      (b) The Borrower hereby authorizes the Collateral Agent to file in the name of the Borrower, to the extent permitted by applicable law, one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Collateral now existing or hereafter arising. If the Borrower fails to perform any of its agreements or obligations under the Transaction Documents, the Collateral Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrower as provided in the Intercreditor Agreement.

      (c) Without limiting the generality of subsection (a), the Borrower will, not earlier than six (6) months and not later than three (3) months from the fifth anniversary of the date of filing of the financing statements referred to in Section 6.01(m) or any other financing statement filed in connection with the Transaction Documents, unless the Final Pay Out Date shall have occurred:

            (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to each such financing statement; and

            (ii) deliver or cause to be delivered to the Collateral Agent and the Agent an opinion of the counsel for the Borrower referred to in
      Section 6.01(o) (or other counsel for the Borrower reasonably satisfactory to the Collateral Agent and the Agent), in form and substance reasonably satisfactory to the Collateral Agent and the Agent, confirming and updating the opinion delivered pursuant to Section 6.01(o) and otherwise to the effect that the Intercreditor Agreement continues to create a valid, first priority and perfected security interest subject to no Liens of record except as provided herein or otherwise permitted hereunder.

      SECTION 9.04. Application of Obligors' Payments. Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by Contract or law and unless the Collateral Agent and the Agent instructs otherwise, be applied as a Collection of a Pool Unit of such Obligor to the extent of any amounts then due and payable thereunder before such payment is applied to any other indebtedness of such Obligor.

                                    ARTICLE X

                            INTERCREDITOR PROVISIONS

      SECTION 10.01. Intercreditor Agreement. To secure all obligations of the Relevant Parties arising in connection with this Agreement and each other Transaction Document, the Borrower has executed and delivered the Intercreditor Agreement, which Intercreditor Agreement grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in the Collateral.

      SECTION 10.02. Remedies. Upon the occurrence of an Event of Default, and subject to the Intercreditor Agreement, the Collateral Agent for the benefit of the Secured Parties, shall have, with respect to the Collateral, and in addition to all other rights and remedies available to the Secured Parties under the Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC.

      SECTION 10.03. No Petition. Unless an Insurer Default Period is in effect, each of the Agent and the Lender agrees that it shall not initiate a proceeding of the type described in the definition of Event of Bankruptcy against the Borrower or the Manager prior to the date which is one year and one day after payment in full of the Loans and the Secured Obligations owed to the Insurer.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

      SECTION 11.01. Events of Default. If any of the following events ("Events of Default") shall occur:

            (a) The Manager or the Borrower shall fail to make any payment or deposit to be made by it under a Transaction Document when due and such failure shall remain unremedied for 1 Business Day; or

            (b) Any representation or warranty made or deemed to be made by a Relevant Party or its officers under or in connection with the Transaction Documents or any Manager Report or other information or report delivered pursuant to any Transaction Document shall prove to have been false or incorrect in any material respect when made; or

            (c) The Borrower shall fail to perform or observe any covenant in
      Section 8.03(a), 8.03(g), 8.03(h), 8.03(i), 8.03(j) or 8.03(l); or

            (d) A Relevant Party shall fail to perform or observe any other term, covenant or agreement contained in a Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 10 Business Days; or

            (e) An Insurer Event of Default shall have occurred; or the Surety Bond shall cease to be in full force and effect; or the Insurer shall have contested in writing any of its material obligations thereunder in any claim, action, suit or proceeding before any Governmental Agency; or

            (f) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money of, or guaranteed by, a Relevant Party, which default (i) is a default in payment of such indebtedness or any portion thereof, any interest thereon on any other amount owing under or in connection with such instrument or agreement or (ii) if unremedied, uncured, or unwaived would permit acceleration of the maturity of such indebtedness and such default shall have continued unremedied, uncured or unwaived for a period long enough to permit such acceleration; or any default under any agreement or instrument relating to the purchase of financial assets of any such Person, or any other event, shall occur and shall continue, if the effect of such default is to terminate, or permit the termination of, the commitment of any party to such agreement or instrument; or

            (g) An Event of Bankruptcy shall have occurred and remained continuing with respect to a Relevant Party or any Subsidiary thereof; or

            (h) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Borrower to the Agent and the Lender prior to the date of execution and delivery of this Agreement is pending against a Relevant Party, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the case of clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect; or

            (i) The Internal Revenue Service or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 6323 of the Internal Revenue Code or Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the assets of the Borrower; or

            (j) There shall have been entered against the Relevant Parties one or more judgments, awards or decrees which have not been vacated, discharged, stayed or bonded within 30 days from the entry thereof, excluding (i) judgments, awards or decrees for which there is full insurance and with respect to which the insurer has assumed responsibility in writing and (ii) judgments, awards and decrees against the Relevant Parties which, in the aggregate, do not exceed $1,000,000 at any time outstanding; or

            (k) The Collateral Agent shall cease to have a valid, perfected first priority security interest in the Collateral for any reason; or

            (l) The credit rating of any Obligor's long term unsecured indebtedness shall be withdrawn or shall be reduced below BBB by S&P or Baa2 by Moody's; or

            (m) A Change of Control shall occur; or

            (n) A "Borrower Default", as defined in the Insurance Agreement shall occur; provided that if such event (other than a Valuation Event) shall have been waived by the Insurer at any time (other than during an Insurer Default Period), such event shall not constitute an Event of Default for purposes hereof.

      SECTION 11.02. Remedies. (a) Optional Termination. Upon the occurrence of an Event of Default, the Agent may, subject to the terms of the Intercreditor Agreement and by notice to the Borrower, declare the Commitment Termination Date and the Termination Date to have occurred.

      (b) Automatic Termination. Upon the occurrence of an Event of Default described in subsection (g) of Section 11.01 with respect to the Borrower, the Commitment Termination Date and the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event.

      (c) Additional Remedies. Upon any termination of the Facility pursuant to this Section 11.02, the Secured Parties shall have, subject to the Intercreditor Agreement, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing or the general applicability of
Article XIV hereof, (i) the occurrence of an Event of Default shall not deny to any Secured Party any remedy in addition to termination of the Commitment to which such Secured Party may be otherwise appropriately entitled, whether at law or in equity, subject in all cases to the Intercreditor Agreement, and (ii) following the occurrence of any Event of Default the Lender may, subject to
Section 13.01, elect to assign the Loans, or any portion thereof to any Person.

                                   ARTICLE XII

                                    THE AGENT

      SECTION 12.01. Authorization and Action. The Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Transaction Documents as are delegated to the Agent by the terms of the Transaction Documents, together with such powers and discretion as are reasonably incidental thereto.

      SECTION 12.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Agent under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Borrower, the Insurer or the Collateral Agent), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Lender or any other holder of any interest in the Loans or the Collateral and shall not be responsible to the Lender or any such other holder for any statements, warranties or representations made by any Person in or in connection with the Transaction Documents; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Transaction Documents on the part of any Person or to inspect the property (including the books and records) of any Person; (d) shall not be responsible to the Lender or to any other holder of any interest in the Loans or the Collateral for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of the Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 12.03. Agent and Affiliates. XXXXXXXX and its Affiliates may generally engage in any kind of business with the Borrower, the Manager, the Insurer, the Parent or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Borrower, the Manager, the Insurer, the Parent or any Obligor or any of their respective Affiliates, all as if XXXXXXXX were not the Agent and without any duty to account therefor to the Lender or any other holder of an interest in the Loans or the Collateral.

      SECTION 12.04. Resignation. The Agent may, at any time, upon five Business Days' prior written notice to the Lender and the Borrower and the Insurer resign and be discharged from its obligations hereunder. The Lender shall be entitled to appoint a successor Agent or to become the Agent, by written notice to the Borrower and the Insurer. Upon resignation by the Agent and until a successor Agent is appointed the Lender shall be deemed to be the Agent.

                                  ARTICLE XIII

                        ASSIGNMENTS BY BORROWER OR LENDER

      SECTION 13.01. Restrictions on Assignments. (a) Neither the Borrower nor the Lender may assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Insurer (which consent, in the case of the Insurer with respect to an assignment by the Lender, shall not be unreasonably withheld), and the Lender may not assign all or any portion of the Commitment or the Loans without the prior written consent of the Borrower and the Insurer (which consent, in any case shall not be unreasonably withheld); provided that (x) such consent of the Borrower shall not be required following an Event of Default and (y) such consent of the Insurer shall not be required during an Insurer Default Period (it being understood and agreed, however, that assignment of the Lender's rights under the Surety Bond requires such consent even during such period). A Person shall be deemed to be acting reasonably in withholding any such consent if such Person reasonably determines that the assignment by another party would, or could reasonably be expected to, (i) subject such Person or its affiliates to additional, different or increased regulations, taxes or other costs or other adverse legal, regulatory or tax consequences or (ii) otherwise increase the obligations of such Person under any Transaction Document.

      (b) The Borrower agrees to advise the Agent and the Insurer within five Business Days after notice to the Borrower of any proposed assignment by the Lenders of the Commitment or the Loans (or any portion thereof), not otherwise permitted under subsection (a), of the Borrower's consent or non-consent to such assignment; provided that if the Borrower shall fail to so advise the Agent and the Insurer, the Borrower shall be deemed to have given its written consent to such assignment.

      (c) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such assignee for the Lender as a party hereto. This Section 13.01(c) shall not apply to any rights of the Lender under the Surety Bond, which may only be pledged or assigned in any manner (including grants of security interests therein) in accordance with the provisions of Section 10(a) thereof.

      SECTION 13.02. Documentation; Notice of Assignment. (a) Any assignment of the Loan, the Commitment or any portion thereof to any Person shall be evidenced by such instruments or documents as may be satisfactory to the Lender, the Agent and the assignee; and

      (b) The Lender shall provide (i) notice to the Borrower and the Insurer of any assignment of the Loans, the Commitment or any portion thereof by the Lender to any assignee (other than the assignment and grant of a security interest referred to in Section 13.01(c)) and (ii) copies to the Borrower and the Insurer of all documents referred to in Section 13.02(a).

      SECTION 13.03. Rights of Assignee. Upon the assignment by the Lender of the Loan, the Commitment or any portion thereof in accordance with this Article XIII, the assignee receiving such assignment shall be deemed to be a "Lender" hereunder and have all of the rights and obligations of the Lender hereunder with respect to the Loans, the Commitment or the portion thereof so assigned. It shall be a condition precedent to the effectiveness of any assignment by the Agent, Lender or Borrower that the permitted assignee agree in a writing reasonably satisfactory to the parties hereto and, so long as no Insurer Default Period is in effect, the Insurer, to be bound by the terms of the Intercreditor Agreement and (in the case of an assignment by the Agent, the Lender or the Borrower) this Agreement.

                                   ARTICLE XIV

                                 INDEMNIFICATION

      SECTION 14.01. Indemnities by the Borrower. (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each of the Agent, the Lender, XXXXXXXX, the Collateral Agent (if other than the Borrower or its Affiliate), each of their respective Affiliates, successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Loans (or any portion thereof) or in respect of any Collateral, excluding, however, Excluded Taxes and Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party (as finally determined by a court of competent jurisdiction, no longer subject to appeal or review). Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

            (i) the obligation to repay the Lender pursuant to this Agreement and the grant of a security interest to the Collateral Agent pursuant to the Intercreditor Agreement;

            (ii) the breach of any representation or warranty made by a Relevant Party (or any of its officers) under or in connection with any Transaction Document, any Manager Report or any other information or report delivered by such Relevant Party or its officers in connection with a Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

            (iii) the failure by a Relevant Party to comply with any applicable law, rule or regulation (including, without limitation, any securities law, rule or regulation pertaining to the acquisition of Collateral), or the nonconformity of any Contract Transfer Document or other Collateral with any such applicable law, rule or regulation;

            (iv) the failure to vest and maintain vested in the Collateral Agent a first priority perfected security interest in and lien on the Collateral, free and clear of any Lien, whether existing at the time of any Loan or at any time thereafter;

            (v) the failure to file, or any delay in filing any financing statements, assignment or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the interests of the Borrower or any Secured Party to any Contract or other Collateral; or the failure to deliver, or any delay in delivering, any Required Document to the Collateral Agent (as applicable); or any dispute relating to the enforceability, priority or validity of the interest of any Secured Party in any Collateral (including without limitation any such dispute based on preference or similar laws);

            (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy) to the payment of any Contract or any CP Unit in, or purporting to be in, the CP Unit Pool (including, without limitation, a defense based on such CP Unit's or any related documents' not being legal, valid and binding obligations of an Obligor or a party to a Contract Transfer Document, enforceable against it in accordance with its terms, or resulting from any action or failure to act of a Relevant Party;

            (vii) any failure of a Relevant Party to perform its duties or obligations under the Transaction Documents;

            (viii) any tax or governmental fee or charge (other than an Excluded
      Tax), all interest and penalties thereon or with respect thereto, and all costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the loans or commitments hereunder or the interests of the Indemnified Parties in or lien on the Contracts and other Collateral, any portion thereof or any other interest in the Contracts or other Collateral;

            (ix) the failure by a Relevant Party to comply with any term, provision or covenant contained in any Contract, Required Document, Contract Transfer Document or related agreements (including without limitation in connection with the origination documentation and servicing of Contracts and Related Property);

            (x) the commingling of collections on or related to the Contracts and other Collateral at any time with other funds;

            (xi) any liability arising out of a claim or cause of action asserted by any person against an Indemnified Party on account of its or any other Indemnified Party's interests in the Contracts and other Collateral, except to the extent that such liability arising out of such Indemnified Party's gross negligence or wilful misconduct (as finally determined by a court of competent jurisdiction, no longer subject to appeal or review); or

            (xii) any loss resulting from failure of a Relevant Party to maintain insurance as required by the terms of the Transaction Documents.

      (b) After-Tax Basis. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

      (c) Contribution. If for any reason the indemnification provided above in this Section 14.01 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

      SECTION 14.02. Indemnities by the Manager. As (and to the extent) provided for in the Management Agreement, Manager has indemnified the Indemnified Parties.

                                   ARTICLE XV

                                  MISCELLANEOUS

      SECTION 15.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless (i) the same shall be in writing and signed by (a) the Borrower, the Agent and the Lender (with respect to an amendment) or (b) the Agent and the Lender (with respect to a waiver or consent by them) or the Borrower (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and (ii) the exercise by the Lender and the Agent of their powers of amendment, waiver or consent, as the case may be, shall be subject to Section 9.10 of the Intercreditor Agreement. It is understood and agreed that any amendment, modification or change to the meaning of any term defined in another Transaction Document and defined by cross-reference in this Agreement to such other Transaction document will be deemed for purposes of this Section 15.01 to be an amendment, modification or change to this Agreement.

      SECTION 15.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier, or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth in
Schedule 15.02 hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, and deemed to be received,
(a) if personally
delivered or sent by express mail or courier, when received, (b) if sent by certified mail, five Business Days after having been deposited in the mail, postage prepaid, and (c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article I shall not be effective until received.

      SECTION 15.03. No Waiver; Remedies. No failure on the part of the Agent, any Affected Party, any Indemnified Party, the Lender or any assignee of the Loans or any portion thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, XXXXXXXX is hereby authorized by the Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by XXXXXXXX to or for the credit or the account of the Borrower, against amounts owed by the Borrower to any Secured Party or its successors and assigns.

      SECTION 15.04. Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lender and their respective successors and assigns the provisions of Article V and Article XIV shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section 13.01. The Insurer is intended to be a third party beneficiary of Sections 13.01, 13.02, 13.03 and 15.01. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the Final Pay Out Date shall have occurred. The rights and remedies with respect to any breach of any representation and warranty made by the Borrower pursuant to Article VII and the provisions of Article V, Article XIV, and Sections 15.05, 15.11, and 15.12 shall be continuing and shall survive any termination of this Agreement.

      SECTION 15.05. Costs, Expenses and Taxes. In addition to its obligations under Article XIV, the Borrower agrees to pay on demand:

            (a) all costs and expenses incurred by the Agent, the Lender, XXXXXXXX and their respective Affiliates in connection with the negotiation, preparation, execution and delivery, the administration (including periodic auditing) or the enforcement of, or any actual or claimed breach of, the Transaction Documents, including, without limitation (i) the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents, and (ii) all reasonable out-of-pocket expenses (including reasonable fees and expenses of rating agencies and independent accountants) incurred in connection with any review of the Borrower's books and records either prior to the execution and delivery hereof or pursuant to Section 8.01(c); and

            (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Transaction Documents and the agreements included in the Collateral (and the Borrower agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

      SECTION 15.06. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

      SECTION 15.07. Definitions; Other Terms. Unless otherwise defined herein, all capitalized terms used in this Agreement shall have the meanings set forth in Appendix A attached to this Agreement and by this reference made a part hereof. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

      SECTION 15.08. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

      SECTION 15.09. Integration. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties thereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

      SECTION 15.10. Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE PERFECTION (AND THE EFFECT OF PERFECTION OR NONPERFECTION) OF THE INTERESTS OF THE COLLATERAL AGENT IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      SECTION 15.11. Waiver Of Jury Trial. THE BORROWER AND THE MANAGER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE TRANSACTION DOCUMENTS OR ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY BE IN THE FUTURE BE DELIVERED

IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THE TRANSACTION DOCUMENTS AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

      SECTION 15.12. Consent To Jurisdiction; Waiver Of Immunities. EACH OF THE BORROWER, THE MANAGER, THE AGENT AND LENDER HEREBY ACKNOWLEDGES AND AGREES THAT:

            (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

            (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

            (c) TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE ANY REQUIREMENTS UNDER THE UNAUTHORIZED INSURANCE OR SIMILAR LAWS OF ANY JURISDICTION OR OTHERWISE THAT THE INSURER POST FUNDS, SECURITIES OR OTHER SECURITY AS A CONDITION TO ITS APPEARANCE OR FILING OF PLEADINGS IN ANY PROCEEDING INVOLVING OR ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                       XXXXXXXX,
                                       as Agent


                                       By: /s/ XXXXX
                                           -------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                       By: /s/ XXXXX
                                           -------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                       XXXXXXXX,
                                       as Lender


                                       By: /s/ XXXXX
                                           -------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                       By: /s/ XXXXX
                                           -------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------


                                       MERIDIAN VENTURE GROUP, LLC, as
                                       Borrower
                                       By: Meridian Venture Capital LLC
                                           Its Managing Member

                                       By: Meridian Venture Partners, LLC
                                              Its Managing Member

                                       By: /s/ Constance Harrison Meyer
                                           -------------------------------------
                                         Name: Constance Harrison Meyer
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                   APPENDIX A

                                   DEFINITIONS

            This is Appendix A to the Loan Agreement dated as of June 21, 2000 among Meridian Venture Group, LLC, as Borrower, XXXXXXXX, as Lender, and XXXXXXXX, as Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

            As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated herein below:

            "Affected Party" means each of the Lender, any permitted assignee of the Lender, any assignee of or participant in any of the Lender's obligations to XXXXXXXX (including any branch or agency thereof) and any successor to XXXXXXXX or XXXXXXXX, as the Agent.

            "Affiliate" means when used with respect to any Person (including the Borrower), means any other Person controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing partners (or their equivalent) of such Person, or (b) to direct or cause the direct of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

            "Agent" has the meaning set forth in the preamble.

            "Agent's Account" has the meaning set forth in Section 5.01.

            "All-In-Rate" means, at any time the weighted average of the Interest Rates applicable to all then outstanding Rate Tranches.

            "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently announced by XXXXXXXX as its prime lending rate for unsecured commercial loans within the United States; and

                  (b) .50% above the rate per annum at which the XXXXXXXX,
            XXXXX,as a branch of a foreign bank, in its sole discretion, can acquire federal funds in the interbank overnight federal funds market, including through brokers of recognized standing.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest charged to borrowers in connection with extensions of credit.

            "Amgen Partnership Purchase Agreement" means the Partnership Purchase Agreement dated as of March 12, 1993 among Amgen Inc., Amgen Clinical Partners, L.P. (the "Partnership"), Amgen Development Corporation, the general partner of the Partnership, each of the Class A limited partners of the Partnership and the Class B limited partner of the Partnership, as amended, supplemented or otherwise modified from time to time.

            "Amgen Payment Rights" has the meaning set forth in the Insurance Agreement.

            "Amgen Rights Agreement" has the meaning set forth in the Insurance Agreement.

            "Authorized Officer" means, with respect to any Person, such Person's President, Chief Financial Officer, or Vice President.

            "Average Neupogen Price Per A Unit" has the meaning set forth in the Insurance Agreement.

            "Average Neupogen Price Per B Unit"has the meaning set forth in the Insurance Agreement.

            "Average ReoPro Price Per A Unit" has the meaning set forth in the Insurance Agreement.

            "Average ReoPro Price Per C Unit" has the meaning set forth in the Insurance Agreement.

            "Bank Rate" for any Interest Period for any Rate Tranche means a rate per annum equal to the sum of (a) the Eurodollar Margin per annum, plus (b) the Eurodollar Rate (Reserve Adjusted) for such Interest Period; provided, however, that if it shall become unlawful for the Agent to obtain funds in the London interbank market in order to fund any Loan or to maintain any Rate Tranche, or if such funds shall not be reasonably available to the Agent, then the "Bank Rate" for any Interest Period for such Rate Tranche shall be equal to a rate of (x) XXXX% per annum, plus (y) the Domestic CD Rate (Adjusted) for such Interest Period.

            "Borrower" has the meaning set forth in the preamble.

            "Business Day" means a day on which both (a) the Agent at its principal office in New York City, New York is open for business and (b) commercial banks in New York City or The Cayman Islands are not authorized or required to be closed for business.

            "Cash Uses" means, for each Fiscal Quarter in which the same is to be determined, the aggregate amount required to be paid on the next succeeding Payment Date under clauses first through ninth of Section 8.2, and clauses first through eleventh of Section 8.3, of the Intercreditor Agreement.

            "Centocor Class A Payment Rights" has the meaning set forth in the Insurance Agreement.

            "Centocor Class C Payment Rights" has the meaning set forth in the Insurance Agreement.

            "Centocor Payment Rights" means the Centocor Class A Payment Rights and/or the Centocor Class C Payment Rights.

            "Centocor Partnership Purchase Agreement" means the Partnership Purchase Agreement among Centocor, Inc., Centocor Partners III, L.P. (the "Partnership"), Centocor Development Corporation III, the general partner of the Partnership, each of the Class A limited partners of the Partnership, the Class C limited partner of the Partnership and the Class B limited partner of the Partnership, as amended, supplement or otherwise modified from time to time.

            "Centocor Rights Agreements" has the meaning set forth in the Insurance Agreement.

            "Centocor Contract Transfer Documents" has the meaning set forth in the Insurance Agreement.

            "Change of Control" has the meaning set forth in the Insurance Agreement.

            "Collateral" has the meaning assigned thereto in the Intercreditor Agreement.

            "Collateral Agent" means XXXXXXXX and its successors under the terms of the Intercreditor Agreement.

            "Collection Account" has the meaning set forth in the Intercreditor Agreement.

            "Collections" means, with respect to any CP Unit, all funds which either are received by the Borrower or the Manager from or on behalf of the related Obligors in payment of any amounts owed in respect of such CP Unit or the related Contract and Required Documents, or applied to such amounts owed by such Obligors.

            "Commitment" has the meaning set forth in Section 1.01.

            "Commitment Amount" means $30,000,000.

            "Commitment Termination Date" has the meaning set forth in Section 1.04.

            "Contract" means a Rights Agreement between an Obligor and any Person which has been acquired by the Borrower pursuant to the Contract Transfer Documents.

            "Contract Transfer Documents" means every agreement, document or instrument pursuant to which (i) CP Units are purchased or accepted by and/or sold, transferred, assigned or conveyed to the Borrower and/or (ii) the Obligor under such CP Units has agreed to direct payments in respect thereof to the Collection Account.

            "Contribution Agreement" has the meaning set forth in the Intercreditor Agreement.

            "Controlling Party" has the meaning set forth in the Intercreditor Agreement.

            "CPU Cash Flow" shall mean, for any period for which the same is to be determined, the cash payments made to the Borrower with respect to the CP Units pledged as Collateral.

            "CP Unit" means any right to payment, whether constituting an account, chattel paper, instrument or general intangible, arising from Contracts.

            "CP Unit Balance" means, at any time, the aggregate unpaid principal amount of CP Units arising under all Contracts.

            "CP Unit Pool" means at any time all then outstanding CP Units, other than CP Units released from the Collateral Agent's security interest.

            "Debt" means (a) indebtedness for money borrowed, including long-term capital lease obligations, (b) obligations to pay the deferred price of goods or services (other than trade payables due within 90 days of origination), and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a) next above.

            "Defaulted Contract" means a Contract: (a) as to which any payment, or part thereof, remains unpaid for 30 days or more from the original due date for such payment, (b) to which an Event of Bankruptcy has occurred and remains continuing with respect to the Obligor thereunder, (c) as to which payments have been extended, or the terms of payment thereof rewritten, without the Agent's consent or (d) which, consistent with the Manager's standard of care in Section 4.2 of the Management Agreement, would be written off the Borrower's books as uncollectible.

            "Delinquent Contract" means a Contract that is not a Defaulted Contract and as to which any payment, or part thereof, remains unpaid for 10 days or more from the original due date for such payment.

            "Dollars" means dollars in lawful money of the United States of America.

            "Domestic CD Rate (Adjusted)" for any Interest Period for any Rate Tranche means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

                  Domestic CD Rate = Domestic CD Rate + Assessment
                                     ----------------
                   (Adjusted)     1-Reserve       Rate
                               Requirement

where:

                  "Domestic CD Rate" means, with respect to any Interest Period for any Rate Tranche, a rate of interest equal to the average of the secondary market morning offering rates in the United States for time certificates of deposit of major United States money market banks for a period approximately equal to such Interest Period in an amount substantially equal to such Rate Tranche, as such offering rate is quoted to the Agent by the Federal Reserve Bank of New York during the morning of the first day of such Interest Period; provided, however, that if the Agent shall not receive any such quote by the Federal Reserve Bank of New York by 11:00 a.m., New York City time, on the morning of the first day of any Interest Period, then "Domestic CD Rate" shall mean, with respect to such Interest Period, the rate of interest determined by the Agent to be the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the bid rates quoted to the Agent in the secondary market at approximately 11:00 a.m., New York City time (or as soon thereafter as practicable), on the first day of such Interest Period by two certificate of deposit dealers in New York of recognized standing selected by the Agent in its sole discretion for the purchase from the Agent at face value of certificates of deposit issued by the Agent in an amount approximately equal or comparable to such Rate Tranche and having a maturity equal to such Interest Period.

                  "Assessment Rate" for any Interest Period means the annual assessment rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) applicable to the Agent on its insured deposits, on the Business Day immediately preceding the first day of such Interest Period, under the Federal

                  Deposit Insurance Act, determined by annualizing the most recent assessment levied on the Agent by the Federal Deposit Insurance Corporation (together with any successor, the "FDIC") with respect to such deposits after giving effect to the most recent rebate granted to the Agent by the FDIC with respect to deposit insurance as well as the loss to the Agent (determined in the good faith judgment of the Agent) of the use of such rebate prior to the date a credit is taken by the Agent with respect to such rebate.

                  "Reserve Requirement" means, with respect to any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such period) specified under Regulation D, as applicable to the class of banks of which the Agent is a member, on deposits of the types used as a reference in determining the Domestic CD Rate and having a maturity approximately equal to such Interest Period.

            "Earned Interest" for any Rate Tranche (for each day in an Interest Period applicable to such Rate Tranche) means an amount equal to the product of
(i) such Rate Tranche on such day, times (ii) the Interest Rate for such Rate Tranche on such day, times (iii) 1/360. No provision of the Agreement shall require the payment or permit the collection of Earned Interest in excess of the maximum permitted by applicable law. Earned Interest for any Rate Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

            "Eligible Contract" means, at any time, a Contract:

            (a) that is not a Defaulted Contract or a Delinquent Contract;

            (b) which has been closed, funded, acquired and serviced by the Borrower in the ordinary course of its business in accordance with the Contract Transfer Documents, the applicable Rights Agreements and applicable law;

            (c) with regard to which the warranty of the Borrower in Section 7.01(k) is true and correct;

            (d) that has been duly authorized and that, together with the related Required Documents and the CP Units arising thereunder, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor and the parties to the Related Documents thereunder enforceable against such Persons in accordance with its terms (subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws) and is not subject to any dispute, offset, counterclaim, right of rescission or defense whatsoever;

            (e) which, together with the applicable Required Documents, does not contravene any laws, rules or regulations applicable thereto and with respect to which no party to such Contract or documents is in violation of any such law, rule or regulation; and

            (f) which, together with the related Required Documents, has not been sold, assigned or pledged to any other person and as to which Contract and documents the Borrower has good and marketable title, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and is the sole owner and had full right to grant a security interest in such Contract and documents to the Collateral Agent.

            "Eligible CP Unit" means, at any time, a Pool Unit arising under an Eligible Contract.

            "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Margin" means a rate per annum determined in accordance with the Pricing Schedule attached as Schedule 1.1 hereto.

            "Eurodollar Rate (Reserve Adjusted)" means, with respect to any Interest Period for any Rate Tranche, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

              Eurodollar Rate       =      Eurodollar Rate
                                           ---------------
             (Reserve Adjusted)              1-Eurodollar
             Reserve Percentage

where:

                  "Eurodollar Rate" means, with respect to any Interest Period for any Rate Tranche, the rate per annum at which Dollar deposits in immediately available funds are offered to the Eurodollar Office of the Agent two Eurodollar Business Days prior to the beginning of such period by prime banks in the interbank eurodollar market at or about 11:00 a.m., New York City time for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of such Rate Tranche.

                  "Eurodollar Business Day" means a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City.

                  "Eurodollar Office" shall mean the office of the Agent designated as such on the signature page to the Agreement and, thereafter, such other office or offices of the Agent (as designated from time to time by notice from the Agent to the Borrower) or such other office or offices through which the Agent determines the Eurodollar Rate. A Eurodollar Office of the Agent may be, at the option of the Agent, either a domestic or foreign office.

                  "Eurodollar Reserve Percentage" means, with respect to any Interest Period, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D.

            "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or a material part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other
            proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any material part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

            "Event of Default" has the meaning set forth in Section 11.01.

            "Excluded Taxes" means, with respect to the Agent, the Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, and (b) in the case of the Lender, any withholding tax that is imposed on amounts payable to the Lender unless, such withholding tax is the result of a Regulatory Change (including a change) and such Lender has complied with the provisions of Section 5.06(c).

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

            "Final Pay Out Date" means the date, after the Commitment Termination Date, when the outstanding principal amount of all Loans, and all interest, fees and other amounts payable under the Transaction Documents have been paid to the Secured Parties.

            "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Fiscal Quarter" means a fiscal quarter of the Borrower.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

            "Governmental Authority" has the meaning set forth in the Intercreditor Agreement.

            "Indemnified Amounts" has the meaning set forth in Section 14.01.

            "Indemnified Party" has the meaning set forth in Section 14.01.

            "Insurance Agreement" means the Insurance Agreement, dated as of the date hereof, between the Insurer and the Borrower, as the same may be amended, waived or otherwise modified; provided that, for purposes of this Agreement, no amendment, waiver or other modification of such agreement shall be effective without the Agent's prior written consent if (x) it gives rise to a Prohibited Effect or (y) it occurs during an Insurer Default Period.

            "Insurer" means XXXXX and its successors and permitted assigns.

            "Insurer Event of Default" means the existence and continuance of any of the following: (a) a failure by the Insurer to make a payment required under the Surety Bond in accordance with its terms for 3 Business Days after notice thereof (in the form attached to the Surety Bond) has been received by the Insurer from the Agent specifically identifying such payment failure as an incipient Insurer Event of Default, or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New York Department of Insurance or other competent authority having regulatory oversight of the affairs of the Insurer enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

            "Insurer Default Period" means the period (x) commencing upon the occurrence of an Insurer Event of Default, and (y) ending on the related End Date. If such Insurer Event of Default is of the type described in (a) the definition thereof, and no other Insurer Event of Default has occurred at any time, "End Date" means the date that such Insurer Event of Default is no longer in existence. Otherwise, "End Date" means the date on which all obligations to the Secured Parties under the Loan Agreement have been fully paid and performed.

            "Intercreditor Agreement" means the Security and Intercreditor Agreement, dated as of the date hereof, among the Borrower, the Agent, the Lender, the Collateral Agent and the Insurer, as the same may be amended, waived or otherwise modified; provided that, for purposes of this Agreement, no amendment, waiver or other modification of such agreement shall be effective without the Agent's prior written consent if (x) it gives rise to a Prohibited Effect or (y) it occurs during an Insurer Default Period.

            "Interest Period" means, with respect to any Rate Tranche, each period

            (a) commencing on, and including, the date of creation of such Rate Tranche pursuant to Section 2.02, or the last day of the immediately preceding Interest Period for such Rate Tranche (whichever is later); and

            (b) ending on, and excluding, the date that falls, (i) if the Interest Rate for such Interest Period is based on the Eurodollar Rate (Reserve Adjusted), the next succeeding Payment Date, or (ii) if the Interest Rate for such Interest Period is based on the Alternate Base Rate, such number of days thereafter as the Agent may select in its sole discretion;

provided, however, that

                  (A) any Interest Period of one day for any Rate Tranche, (I)
            if such Interest Period is the initial Interest Period for a new Rate Tranche created in connection with a Loan, shall be the day of the funding of such Rate Tranche, and (II) if such Interest Period is not the initial Interest Period for such Rate Tranche, (x) if the immediately preceding Interest Period is more than one day, shall be the last day of such immediately preceding Interest Period, and (y) if the immediately preceding Interest Period is one day, shall be the next day following such immediately preceding Interest Period;

                  (B) any Interest Period which commences before a Payment Date and would otherwise end after the next preceding Payment Date shall end on such Payment Date; and

                  (C) subject to clause (ii) above, each Interest Period which commences on or after the maturity of the Loans shall be of such duration as the Agent may select in its sole discretion.

The "related" Interest Period for any Rate Tranche at any time means the Interest Period pursuant to which Earned Interest is then accruing for such Rate Tranche.

            "Interest Rate" for any Interest Period (and the related Interest Period) for any Rate Tranche means a rate per annum equal for each day in such period to the Bank Rate in effect on such day; provided, however, that on any day when any Event of Default shall have occurred and be continuing, the Interest Rate shall mean a rate per annum equal to the Interest Rate for such Rate Tranche in effect on such day plus 2.0% per annum.

            "Interim Manager Report" means a report substantially in the form of Exhibit C-2.

            "Lender" means the Person identified as "Lender" in the preamble to this Agreement, in its capacity as Lender, together with its successors and permitted assigns.

            "Letter Agreement" has the meaning set forth in the Intercreditor Agreement.

            "Lien" means a lien, security interest, charge, or encumbrance, or other right or claim of any Person other than (a) a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any Event of Bankruptcy or (b) an unfiled lien for taxes accrued but not yet payable.

            "Loan" has the meaning set forth in Section 1.01.

            "Loan Request" has the meaning set forth in Section 1.03.

            "Management Agreement" has the meaning set forth in the Intercreditor Agreement.

            "Manager" means Meridian Venture Group Management, Ltd., a New York Corporation, or any successor or replacement manager of the Borrower that has been appointed pursuant to the Management Agreement.

            "Manager Report" means a Quarterly Manager Report or an Interim Manager Report.

            "Managing Member" means Meridian Venture Partners LLC, a Delaware limited liability company and the managing member of the Parent.

            "Material Adverse Effect" means, with respect to any event, condition or circumstance, a material adverse effect on:

            (i) the ability of the Borrower, the Manager, the Insurer or the other Relevant Parties to perform its obligations under this Agreement or any other Transaction Document;

            (ii) the validity, enforceability, collectibility or value of any Transaction Document or any Collateral;

            (iii) the status, existence, perfection, priority, enforceability or value of the Collateral Agent's security interests in and liens on the Collateral; or

            (iv) the financial condition, operations or prospects of any Relevant Party.

            "Meridian" means Meridian Venture Group LLC, a Delaware limited liability company.

            "Net Worth" means, at any time, an amount equal to the sum of (i) the member's capital in the Borrower (including earnings retained), minus (ii) amounts shown on the Borrower's balance sheet as goodwill, all determined in accordance with GAAP, and minus (iii) the value of CP Units that are not Eligible CP Units.

            "Neupogen" has the meaning set forth in the Insurance Agreement.

            "Note" shall have the meaning set forth in Section 2.01.

            "Obligor" means Amgen Inc. (and its successors or assigns), Centocor Inc. (and its successors or assigns), Eli Lilly Company (and its successors and agents) or any other Person obligated to make payments with respect to a CP Unit. In the case of an Obligor which is an Affiliate of any other Obligor, the aggregate Unpaid Balance of Pool Units of such Obligors shall be calculated as if such Obligors were one Obligor.

            "Offer to Purchase" has the meaning set forth in the Intercreditor Agreement.

            "Outstanding Balance" at any time means the aggregate outstanding principal amount of the Loans; provided, however, the Outstanding Balance shall not be considered reduced by any payment if at any time such payment is rescinded or must otherwise be returned for any reason.

            "Parent" means Meridian Venture Capital, LLC, a Delaware limited liability company and the sole member of the Borrower.

            "Payment Date" means (x) the fifteenth day of each September, December, March and June (or, if such day is not a Business Day, the next succeeding Business Day (commencing September 15, 2000)), and (y) June 30, 2005 (or, if such day is not a Business Day, the next succeeding Business Day).

            "Pay Out Period" means the period from and including the Commitment Termination Date and to and including the Final Pay Out Date.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

            "Pool Balance" means, at any time, the aggregate unpaid principal amount of Eligible CP Units.

            "Pool Unit" means a CP Unit in the CP Unit Pool.

            "Prohibited Effect" has the meaning set forth for the term "Lender Prohibited Effect" in the Intercreditor Agreement.

            "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

            "Quarterly End Date" means the last day of each calendar quarter.

            "Quarterly Manager Report" means a report substantially in the form of Exhibit C-1.

            "Rate Tranche" has the meaning set forth in Section 2.02.

            "Regulation D" means Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board that prescribes reserve requirements applicable to nonpersonal time deposits or "Eurocurrency Liabilities" as presently defined in Regulation D, as in effect from time to time.

            "Regulatory Change" means, relative to any Affected Party:

                  (a) any change in (or the adoption, implementation, phase-in or commencement of effectiveness of) any

                        (i) United States federal or state law or foreign law
                  applicable to such Affected Party;

                        (ii) regulation, interpretation, directive, requirement
                  or request (whether or not having the force of law) applicable to such Affected Party of

                  (A) any court, government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or

                        (iii) GAAP or regulatory accounting principles
                  applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

                  (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause
            (a)(i), (a)(ii) or (a)(iii) above.

            "Related Property" means, with respect to any Pool Unit: (a) all of the Borrower's right, title and interest in and to all Contracts, Required Documents or other agreements or documents that evidence, secure or otherwise relate to such Pool Unit; (b) all collateral, guarantees and other agreements or arrangements of whatever character (if any) from time to time supporting or securing payment of such Pool Unit whether pursuant to the Contract or Required Documents related to such Pool Unit or otherwise; (c) all books and records evidencing or otherwise relating to any Pool Units or any of the foregoing; and
(d) all Collections with respect to, and other proceeds of, such Pool Units and any of the property described above.

            "Relevant Parties" means the Borrower, the Parent, the Manager, Meridian and the Managing Member.

            "Remaining Term", means, at any time, for any Contract, the number of months remaining from the date of determination to the final maturity of such Contract.

            "ReoPro" has the meaning set forth in the Insurance Agreement.

            "Required Documents" means, with respect to a Contract, the documents and agreements required to be delivered in connection with the purchase of such Contract, but in any event each of the following: (i) the original executed copy of such Contract and (ii) the related Contract Transfer Documents.

            "Required Equity Amount" means, with respect to any proposed funding of a Loan:

                  (x) $4,000,000, if (after giving effect to such Loan) the
            Outstanding Balance does not exceed $1,000,000; or

                  (y) the sum of $4,000,000 plus 25% of the excess of the
            Outstanding Balance (after giving effect to any Loan to be funded on such date) over $1,000,000, if (after giving effect to such Loan), the Outstanding Balance is greater than

            $1,000,000; provided that in no event shall the Required Equity Amount exceed $10,000,000.

            "Rights Agreements" means each contract between an Obligor and any Person with respect to certain contractual rights to receive cash payments based upon the sales of the biotechnology drugs (i) Neupogen manufactured by Amgen, Inc. and its successors or Affiliates, and marketed by Amgen, Inc., Roche Inc. and their Affiliates or (ii) ReoPro manufactured by Centocor, Inc. and its successors and Affiliates, and marketed by Centocor, Inc., Eli Lilly and Company and their successors and Affiliates, including the Amgen Rights Agreements and the Centocor Rights Agreements.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

            "Scheduled Commitment Termination Date" has the meaning set forth in
Section 1.04.

            "Secured Obligations" has the meaning set forth in the Intercreditor Agreement.

            "Secured Parties" means the Agent, the Lender, the Insurer, the Indemnified Parties, the Affected Parties, the Collateral Agent, the Controlling Party and their respective successors and assigns.

            "Subsidiary" means a corporation of which the Borrower, and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

            "Surety Bond" means the Surety Bond, dated as of the date hereof, between the Insurer and the Lender, as the same may at any time be amended or modified and in effect.

            "Termination Date" means June 30, 2005 (or if such day is not a Business Day, the next succeeding Business Day).

            "Transaction Documents" means this Agreement, the Note, the Intercreditor Agreement, the Management Agreement, the Surety Bond, the Insurance Agreement, the Offer to Purchase, the Contract Transfer Documents, the Contribution Agreement, the Letter Agreement, and the other documents to be executed and delivered in connection herewith.

            "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

            "Unmatured Event of Default" means any event which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

            "Valuation Event" means a "Borrower Default" described in clause
(i), (j), (o), (u), (v), (w) or (x) of Section 6.1 of the Insurance Agreement, as in effect on the date hereof.

                                  SCHEDULE 1.1

                                PRICING SCHEDULE

--------------------------------------------------------------------------------
Level         S&P Rating           Moody's Rating          Eurodollar Margin
--------------------------------------------------------------------------------
I             AAA                  Aaa                     XXXX%
--------------------------------------------------------------------------------
II            AA/AA-               Aa2/Aa3                 XXXX%
--------------------------------------------------------------------------------
III           A+/A                 A1/A2                   XXXX%
--------------------------------------------------------------------------------
IV            A-                   A3                      XXXX%
--------------------------------------------------------------------------------
V             BBB+/BBB             Baa1/Baa2               XXXX%
--------------------------------------------------------------------------------
VI            Below BBB            Below Baa2              XXXX%
--------------------------------------------------------------------------------

            The applicable Level is based on the financial strength rating of the Insurer. Initially, Level II shall apply until a change in the S&P Rating or Moody's Rating. If the Insurer is split- rated and the ratings differential is one level, the higher rating will apply. If the Insurer is split- rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the intermediate ratings will apply.

            If at any time the Insurer has a Moody's Rating but no S&P Rating, the Moody's Rating will apply. If at any time the Insurer has an S&P Rating but no Moody's Rating, the S&P Rating will apply. If at any time the Insurer has no Moody's Rating and no S&P Rating, the applicable Level will be based on the financial strength rating of XXXXX. If at any time XXXXX has a Moody's Rating but no S&P Rating, the Moody's Rating will apply. If at any time XXXXX has an S&P Rating but no Moody's Rating, the S&P Rating will apply. If at any time XXXXX has no Moody's Rating and no S&P Rating, Level VI shall exist. If the Surety Bond is assigned pursuant to the Transaction Documents, then the applicable Level is based on the Ratings of the assignee.

                                Schedule 7.01(h)

                Description of Borrower Material Adverse Changes

                                      None

                                Schedule 7.01(i)

                       Description of Borrower Litigation

                                      None

                                Schedule 7.01(m)

               List of Offices of Borrower Where Records Are Kept

                                767 Fifth Avenue
                                  Fourth Floor
                            New York, New York 10153

                                 Schedule 15.02

                               Addresses of Notice

MERIDIAN VENTURE GROUP, LLC
Address: 767 Fifth Avenue
         Fourth Floor
         New York, NY 10153
Attention: Constance Harrison Meyer
            Phone: 212-688-2015
            Facsimile: 212-644-4245

XXXXXXXX, as Agent
XXXXXXXX
XXXXXXXX

Credit Contact:
Attention: XXXXXXXX
           Phone: XXXXXXXX
           Facsimile: XXXXXXXX

Operations Contact:
Attention: _______________
           Phone:
           Facsimile:

XXXXX
XXXXX
XXXXX
Attention: XXXXX
Telephone: XXXXX
Facsimile: XXXXX
Reference: Meridian Venture Group, LLC
with a copy delivered by facsimile to:

XXXXX
XXXXX
XXXXX
Telephone: XXXXX
Facsimile: XXXXX
Attention: XXXXX
Reference: Meridian Venture Group, LLC
           Phone: 212-898-5448
           Facsimile: 212-898-5444

                                                                       Exhibit A

                              FORM OF LOAN REQUEST

XXXXXXXX,

XXXXXXXX
XXXXXXXX
Attention: ______________

Ladies and Gentlemen:

            Please refer to the Loan Agreement dated as of June 21, 2000 (the "Loan Agreement") among Meridian Venture Group, LLC (the "Borrower"), XXXXXXXX (the "Lender") and XXXXXXXX, as Agent (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Loan Agreement.

            Pursuant to Section 1.03 of the Loan Agreement, the Borrower hereby requests the Lender to make a Loan to the Borrower on _______________, 200_ (the "Funding Date") in the principal amount of $_____________. We hereby certify as follows:

            1. The conditions precedent to the making of a Loan on the Funding Date in Article VI of the Loan Agreement are satisfied and will be satisfied on the Funding Date.

            2. After giving effect to the requested Loan, the Outstanding Balance does not exceed the Commitment Amount.

            3. Attached hereto is a true and complete Manager Report prepared as of [the most recent Month End Date] [________, 200_].

            IN WITNESS WHEREOF, we have caused this Loan Request to be executed and delivered by our duly authorized officer on the date first above written.


                                       MERIDIAN VENTURE GROUP, LLC

                                       By: Meridian Venture Capital LLC
                                           Its Managing Member

                                       By: Meridian Venture Partners, LLC
                                           Its Managing Member

                                       By:______________________________________
                                        Name:___________________________________
                                        Title:__________________________________

THIS LOAN REQUEST IS NOT VALID UNLESS SIGNED BY XXXXX

Accepted and Agreed as of
the date first written above:

XXXXX


By:______________________________________
 Name:___________________________________
 Title:__________________________________

                                                                       Exhibit B

                                  FORM OF NOTE

$30,000,000                                             June 21, 2000
                                                        New York, New York

      FOR VALUE RECEIVED, the undersigned promises to pay to the order of XXXXXXXX, (the "Lender") at the principal office of XXXXXXXX, as Agent (the "Agent"), in XXXXX, on the date set forth in the Loan Agreement referred to below, THIRTY MILLION DOLLARS ($30,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the payee to the undersigned pursuant to the Loan Agreement (as shown in the records of the payee or, at the payee's option, on the schedule attached hereto and any continuation thereof).

      The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

      This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement, dated as of June 21, 2000 (herein, as amended or otherwise modified from time to time, called the "Loan Agreement"; terms not otherwise defined herein are used herein as defined in the Loan Agreement), among the undersigned, the Lender and the Agent, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or may have its due date accelerated.

      In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all reasonable expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this
Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise. The undersigned hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note.

      This Note is made under and governed by the internal laws of the State of New York.

                                       MERIDIAN VENTURE GROUP, LLC

                                       By: Meridian Venture Capital LLC
                                           Its Managing Member

                                       By: Meridian Venture Partners, LLC
                                           Its Managing Member

                                       By:______________________________________
                                        Name:___________________________________
                                        Title:__________________________________

Schedule Attached to Note dated June 21, 2000, of MERIDIAN VENTURE GROUP, LLC payable to the order of XXXXXXXX,

Date and     Date and                                       Unpaid
Amount of    Amount of                                      Principal   Notation
Loan         Repayment    Rate Tranche    Interest Period   Balance     Made By

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